Exhibit 99.1

Vincerx Pharma Announces Non-Binding Letter of Intent for Business Combination with QumulusAI

San Mateo, Calif. – Mar. 18, 2025 (GLOBE NEWSWIRE) – Vincerx Pharma, Inc. (Nasdaq: VINC) today announced that it has entered into a non-binding letter of intent (“LOI”) with Global Digital Holdings Inc., conducting business as QumulusAI, a privately-held, high-performance computing infrastructure company for artificial intelligence (AI), relating to a business combination between Vincerx and QumulusAI. The contemplated transaction would result in QumulusAI becoming a publicly traded company through a reverse triangular merger with Vincerx.

Under the proposed terms, a subsidiary of Vincerx would merge into QumulusAI, with QumulusAI stockholders receiving shares of Vincerx common stock. Additionally, QumulusAI options, warrants, and other rights would be converted into options, warrants, and rights to acquire Vincerx common stock. The exchange ratio is intended to result in QumulusAI equity holders owning approximately 95% of the combined company, while Vincerx equity holders would own approximately 5%. The proposed transaction assumes a value for QumulusAI of approximately $285 million and a value for Vincerx of approximately $15 million, assuming zero cash (net of liabilities) at closing. As part of the transaction, to the extent requested by Vincerx, QumulusAI or its designees will invest up to $1.5 million in the equity of Vincerx prior to closing.

Following the closing of the business combination, the combined company’s board of directors would consist of seven members, all of whom would be designated by QumulusAI. QumulusAI would also determine the composition of senior management of the combined company following the closing.

The parties intend to negotiate a definitive business combination agreement that incorporates the provisions of the LOI as well as other terms and conditions typical for transactions of this nature. Conditions to execution of a definitive business combination agreement include satisfactory completion of due diligence by the parties and approval by the boards of directors of the parties. The parties have agreed to a 30-day exclusivity period to negotiate and enter into a definitive business combination agreement, which will include customary closing conditions such as board and stockholder approvals, regulatory approvals, effectiveness of a registration statement relating to the issuance of Vincerx common stock in the business combination and listing of the combined company’s common stock on Nasdaq.

“We believe this merger will allow us to create value for our stockholders by entering the AI space at a time of rapid growth,” said Raquel Izumi, Ph.D., Acting Chief Executive Officer of Vincerx. “We also believe QumulusAI is well positioned to disrupt the data center space with its high-performance, energy-efficient infrastructure, addressing the escalating demand for AI compute resources. In parallel, we will continue pursuing efforts to monetize our remaining assets.”

“We’re excited about a potential merger with Vincerx, a milestone we believe will accelerate QumulusAI’s mission to power the future of artificial intelligence,” said Steve Gertz, Chairman of the Board. “This proposed transaction will strengthen our ability to deliver cutting-edge AI solutions with high scalability, efficiency, and reliability—essential for advancing the next generation of AI.

This transaction would bring access to public capital markets, helping to fund the growth of our High-Performance Computing as a Service (HPCaaS) bedrock and enabling QumulusAI to expand its on- and off-grid data center infrastructure. Our behind-the-meter, natural gas-powered data centers are designed to alleviate strain on the energy grid, while our HPCaaS solutions are purpose-built to meet the surging demand for AI development.”

Chardan is acting as the exclusive financial advisor and Fox Rothschild is acting as legal advisor to QumulusAI.

About QumulusAI

Founded in 2019, QumulusAI is a fully integrated AI infrastructure solution with a 108-MW power portfolio, over 550 GPUs deployed to date, and 60 MW of active data-center capacity. The company currently has operations in Oklahoma, Texas, and Georgia. QumulusAI’s scalable, energy-efficient solutions are designed to eliminate the computational bottlenecks in AI development, to ensure enterprises and innovators have the compute resources they need—when they need them. With QumulusAI, development teams have the ability to train models faster, deploy smarter, and expand AI innovation.

QumulusAI is headquartered in Atlanta, GA; the company website is www.qumulusai.com. Information on this website is not incorporated by reference into this press release.

About Vincerx Pharma, Inc.

Vincerx’s pipeline includes VIP943, a next-generation antibody-drug conjugate; VIP236, a small molecule-drug conjugate (ADC); and enitociclib, a CDK9 inhibitor—all of which have completed Phase 1 monotherapy studies. Additionally, Vincerx’s pipeline includes VIP924, a preclinical ADC, and VersAptx™, a versatile, next-generation bioconjugation platform.

Vincerx is headquartered in San Mateo, California, with a research subsidiary in Monheim, Germany.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this report are forward-looking statements. Forward-looking statements include, but are not limited to, the negotiation, entry into, and anticipated terms and conditions of, a definitive business combination agreement; expectations regarding the board of directors and management of the combined company; the receipt of financing from QumulusAI or its designees; the assumed valuations of Vincerx and QumulusAI; the anticipated ownership percentages and value to Vincerx and QumulusAI stockholders upon closing; the anticipated terms and conditions to the closing of the business combination; the expected benefits of the proposed transaction; the belief that QumulusAI is well positioned to disrupt the data-center space; and Vincerx’s efforts to monetize its remaining assets. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the control of Vincerx and QumulusAI.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the satisfactory completion of the parties’ respective due diligence; the ability of the parties to successfully negotiate and enter into a definitive business combination agreement and the actual terms thereof; termination of the Letter of Intent or its exclusivity; Vincerx’s capital requirements and cash runway, including receipt by Vincerx of any necessary financing pursuant to the Letter of Intent; the parties’ ability to satisfy the conditions to closing of the business combination to be contained in a definitive business combination agreement, including stockholder approval from both parties and listing of the combined company’s common stock on Nasdaq; the risk that any definitive business combination agreement is terminated after it is entered into but before closing; changes in assumptions underlying the terms of the Letter of Intent, including the parties’ respective businesses and finances; market acceptance of the combined company; risks associated with the business of the combined company; the risk that a potential merger transaction does not result in the benefits the parties expected, including but not limited to, creating stockholder value or access to capital markets; the risk that Vincerx Common Stock may be delisted from Nasdaq; general economic, financial, legal, political, and business conditions; and other risks and uncertainties including those set forth in Vincerx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date hereof, and the parties disclaim any obligation to update any forward-looking statements.

Vincerx, the Vincerx logo, and VersAptx are our trademarks.

Additional Information

In connection with the proposed business combination, Vincerx will file relevant materials with the SEC, including a registration statement on Form S-4 with respect to the issuance of Vincerx Common Stock in the business combination and a proxy statement/prospectus with respect to the special meeting of the stockholders of Vincerx to approve the business combination and related matters, which will be sent to holders of Vincerx Common Stock when it becomes available. Investors and securityholders and other interested parties are urged to carefully read the Form S-4 and proxy statement/prospectus (including any amendments or supplements thereto) and any other documents filed with the SEC when they become available, because they will contain important information about Vincerx, QumulusAI, and the proposed business combination and related matters. Investors and securityholders may obtain free copies of these documents and other documents filed with the SEC by Vincerx (when they become available) through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Vincerx Pharma, Inc., 1825 S. Grant Street, San Mateo, CA 94402. Copies of the documents filed by Vincerx are also available free of charge in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at: https://investors.vincerx.com/financial-information/sec-filings.

Participants in the Solicitation

Vincerx, QumulusAI, and their respective directors and officers are or may be considered “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the holders of Vincerx Common Stock with respect to the proposed business combination and related matters. Information about Vincerx’s directors and executive officers, including compensation, is set forth in the sections entitled “Election of Directors—Directors and Nominees” and “Executive Officers” of Vincerx’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on April 10, 2024, the section entitled “Compensation of Directors and Executive Officers” of Vincerx’s definitive proxy statement for its special meeting of stockholders, filed with the SEC on December 10, 2024 (the “2025 Special Meeting Proxy Statement”), as well as Vincerx’s Current Report on Form 8-K filed on December 27, 2024.

Information about the ownership of Vincerx Common Stock by Vincerx’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the 2025 Special Meeting Proxy Statement, as well as the Form 3 filed on January 6, 2025 for Kevin Haas. Updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be reflected in Forms 3, 4, or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Vincerx’s proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed business combination and related matters. All of these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—SEC Filings & Financials—SEC Filings” section of Vincerx’s website at https://investors.vincerx.com/financial-information/sec-filings.

Stockholders, potential investors, and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Vincerx intends to file a registration statement on Form S-4 that will include a proxy statement/prospectus that will be sent to all Vincerx and QumulusAI stockholders. Vincerx also will file other documents regarding the proposed business combination and related matters with the SEC. Before making any voting or investment decision, investors and security holders of Vincerx and QumulusAI are urged to read carefully the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination and related matters as they become available because they will contain important information about the proposed business combination and related matters.

Contacts:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Adam Taylor Brown

QumulusAI

contact@qumulusai.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com